Exhibit 10.1

JOINT-VENTURE AGREEMENT

Party A:

Chang Jiang Computer Group (CJCC)

Legal Representative:

Address: 337 Middle Shandong Rd, Shanghai, China, 200001

Party B:

Magstone Innovation Inc (MSI)

Legal Representative: Shixiong (Edward) Chen

Address: Room 508,Venture Center,Tianan Hi-Tech ecological Park,
No. 730,Yingbin Road,Shiqiao town,Panyu District,
Guangzhou, China, 511400

Party C:

SEQUIAM BIOMETRICS, INC. (SEQUIAM)

Legal Representative: Kevin Henderson

Address: 300 Sunport Lane, Orlando, Florida 32809, USA

1.	Three parties as listed above herewith agree to enter an agreement of creating a joint-venture company

2.	Tentative Name (upon availability check):
a.	Chinese Name: 上海檁江智缃信息技术有榰公司(Shanghai Changjiang Intelligence Information Technology LTD)
b.	English: to be decided

3.	Company Location: Shanghai

4.	Business Scope:
a.	Develop and market Biometric products and applications in China and other regions
b.	Support Sequiam-USA by providing needed products and R&D service
c.	Other IT products agreed by all parties

5.	Total Capital Investment: USD $200,000. Breakdown:

Party	Amount	Shares
CJCC	$80,000	40%
MSI	$60,000	30%
Sequiam	$60,000	30%

6.
Terms of Cash Contribution: Each party should wire transfer its share of fund to the designated company Bank account within 15 days when the account becomes ready upon company registration approval by Chinese government.

7.	JV Company Registration: With thorough consultation, CJCC is responsible for preparing necessary documents and applying for registration of the new joint-venture.

8.
Date of signing: Final signing of all agreements for joint-venture by three parties: April 27th, 2006 at Shanghai, China. It is expected to receive official registration approval of the new company within 45 days upon submitting all required documents.

9.	Business Objectives: Become the leading supplier of biometric products in China:
a.	Year One:
i.	Annual Sales: $1-2 million
ii.	Focus on government contracts and application
iii.	Build an effective marketing team

b.	Year Three
i.	Annual Sales: $5-8 million
ii.	Focus on government contracts and application
iii.	Develop consumer products and applications
iv.	Fully capable of developing new product and applications based on Sequiam’s core technology
v.	Build an effective R&D and Marketing structure to quickly bring new products to the market

c.	Year Five
i.	Annual Sales: $15-20 million
ii.	Top Industrial leader in China known for biometric applications
iii.	Full line of biometric products for all sectors, provide total solution to customers

iv.	Strong team for product development and application deployment, own many intellectual properties
v.	Advanced manufacturing facilities for building high quality and top performance products to supply both China and overseas market

10.	Duties, Rights and Roles for three parties
a.	CJCC:
i.	Contribute necessary people resource to operate the new joint-venture for the startup stage in year one.
ii.	Promote use of biometric products produced by the joint-venture in all its other divisions and projects.
iii.	Utilize its current strong government ties to market biometric products.
iv.	Help secure necessary Bank loan for operation and inventory.

b.	MSI:
i.
In the startup stage of year one, contribute necessary R&D resources and manufacturing resources for developing key products for the joint-venture: current products in development: HDT, Bank Finger Print Stand-alone Unit.

ii.	Provide full support by charging minimum fees and giving high priority to the new product developments proposed by the joint-venture.
iii.	Provide full engineering training and support to build R&D structure at the joint-venture.
iv.	Disclose all necessary hardware designs and software codes involved in the projects with the joint-venture. Confidentiality should be signed to ensure MSI’s interest.

c.	Sequiam:
i.	In the startup stage of year one, contribute necessary R&D resources for developing key products for the joint-venture: current products in development: HDT, Bank Finger Print Stand-alone Unit.
ii.	Allow the join-venture exclusive right to manufacture and market its current products in China market.
iii.	Provide full support and give high priority to the new product developments proposed by the joint-venture.

iv.	Provide full engineering training and support to build R&D structure at the joint-venture.
v.	Allow the join-venture exclusive right to use its core technologies and intellectual properties to develop products for China market.
vi.	Disclose all necessary hardware designs and software codes involved in the projects with the joint-venture. Confidentiality should be signed to ensure Sequiam’s interest.
vii.	The join-venture grants Sequiam exclusive rights to distribute its products in North America, Europe and Africa.

11.	ENTIRE UNDERSTANDING

This agreement combining with the company BYLAWS signed be all three parties constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior understanding, agreements and representations made between the Parties, whether oral or written, with respect to such subject matter.
The parties have caused this agreement to be executed as of the date first written above.

CJCC		SEQUIAM
By:	By:
Name:	Name:	Kevin Henderson
Title:	Title:	President
Date:	Date:

MSI
By:
Name:	Shixiong Chen
Title:	President
Date: